UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2018

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2018, Kindred Biosciences, Inc. (the “Company”) entered into amended and restated executive employment agreements (each, an “Amended Employment Agreement” and collectively, the “Amended Employment Agreements”) with each of the following Company executive officers (each, an “Executive Officer” and collectively, the “Executive Officers”): (i) Richard Chin, President and Chief Executive Officer, (ii) Denise Bevers, Chief Operating Officer, (iii) Wendy Wee, Chief Financial Officer, and (iv) Hangjun Zhan, Chief Scientific Officer.
The Amended Employment Agreements amend the existing employment agreements of the Executive Officers to, among other things, (i) reflect each Executive Officer’s current annual base salary (which is $520,000 for Dr. Chin, $410,000 for Ms. Bevers, $330,000 for Ms. Wee, and $330,000 for Dr. Zhan), (ii) reflect each Executive Officer’s current target bonus which is based on a percentage of the Executive Officers' base salary (which is 50% for Dr. Chin, 40% for Ms. Bevers, and 30% for Ms. Wee and Dr. Zhan), (iii) revise the definitions of “Change of Control” and related terms (as those terms are defined in the Amended Employment Agreements) to be consistent with the Company’s equity incentive plans and in the event of a conflict between the definitions set forth in the Amended Employment Agreements and the definitions set forth in the Company’s equity incentive plans and award agreements, as amended, in which the Executive Officers are granted equity, the definition more favorable to Executive Officers shall control; (iv) provide for accelerated vesting for unvested equity granted to the Executive Officers upon a Corporate Transaction (as defined in the Amended Employment Agreements); (v) revise certain of the severance benefits provided to the Executive Officers such that the cash severance payable to the Executive Officer upon his or her termination of employment by the Company “Without Cause” or by the Executive Officer for “Good Reason” (as those terms are defined in the Amended Employment Agreements) to include: (A) an amount equal to Executive Officer’s target bonus, pro-rated based on the number of days actually served in the calendar year during which the employment termination occurs; and (B) an amount equal to the Executive Officer’s target bonus in the calendar year in which employment termination occurs multiplied by the length of the severance Executive Officer’s base salary severance term (which is two times the target bonus for Dr. Chin, one and half times the target bonus for Ms. Bevers, and one times the annual bonus for Ms. Wee and Dr. Zhan).
Except as described above, the material terms and conditions of the existing employment agreements of the Executive Officers, as described in the Company’s definitive proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2018, remain in force and effect and are not modified.
Copies of the Amended Employment Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Amended Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the Amended Employment Agreements.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement by and between Kindred Biosciences, Inc. and Richard Chin dated May 22, 2018
10.2	Amended and Restated Executive Employment Agreement by and between Kindred Biosciences, Inc. and Denise Bevers dated May 22, 2018
10.3	Amended and Restated Executive Employment Agreement by and between Kindred Biosciences, Inc. and Wendy Wee dated May 22, 2018
10.4	Amended and Restated Executive Employment Agreement by and between Kindred Biosciences, Inc. and Hangjun Zhan dated May 22, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: May 29, 2018	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer